UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  11/01/2011

ECOTALITY, INC.
(Exact name of registrant as specified in its charter)

Commission File Number:  000-50983

Nevada	68-0515422
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

Four Embarcadero Center, Suite 3720
San Francisco, CA 94111
(Address of principal executive offices, including zip code)

(415) 992-3000
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement

The information disclosed in Item 5.02 of this Current Report on Form 8-K is hereby incorporated by reference.

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On November 1, 2011, ECOtality, Inc. (the "Company") entered into a two-year Employment Agreement with Jonathan R. Read, age 55, who will continue to serve as the President and Chief Executive Officer of the Company.

In connection with the execution of the Employment Agreement, the Company and Mr. Read agreed to, among other things, an annual base salary of $352,086, an annual target bonus 100% of his then base salary, and the grant of 137,500 shares of restricted stock under the Company's 2007 Stock Incentive Plan, which will vest annually over a period of three years.

The foregoing description of the Employment Agreement is a general description only, does not purport to be complete, and is qualified in its entirety by reference to the terms of the Employment Agreement attached hereto as Exhibit 10.1, which is incorporated herein by this reference.

Item 8.01.    Other Events

On November 2, 2011, ECOtality, Inc. established a new, wholly-owned subsidiary, Ecotality Asia Pacific Limited. The new subsidiary, headquartered in Hong Kong, will serve as a holding company for potential joint ventures in China and other locations throughout Asia for the purpose of manufacturing, marketing and distributing battery charging equipment to support on-road electric vehicles, industrial equipment, and electric airport ground support equipment. Serving as Directors of this new subsidiary are Mr. H. Ravi Brar, the Chief Financial Officer of ECOtality, Inc. and Colonel Barry S. Baer, the Secretary/Assistant Treasurer ECOtality, Inc.

Item 9.01.    Financial Statements and Exhibits

(d)                  Exhibits.

        10.1        Employment Agreement, dated as of November 1, 2011, by and between ECOtality, Inc. and Jonathan R. Read

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ECOTALITY, INC.

Date: November 07, 2011	By:	/s/ Jonathan R. Read
Jonathan R. Read
President and CEO

ECOTALITY, INC.

Date: November 07, 2011	By:	/s/ H. Ravi Brar
H. Ravi Brar
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
EX-10.1	Employment Agreement, dated as of November 1, 2011, by and between ECOtality, Inc. and Jonathan R. Read